NON-EXCLUSIVE LICENSE AGREEMENT

This agreement entered into this 2nd day of January 2007, by and between b-50.com, LLC (B-50) (hereinafter, “Licensor”) and XFormity, Inc. (“XFormity”), a Texas corporation located in Dallas, Texas (hereinafter, “Licensee”);

RECITALS

Whereas Licensee is in the business of providing above-store reporting systems and related services to customers in the restaurant industry. The above-store reports are based on restaurant point-of-sale (POS) data;

Whereas Licensor is the owner of United States Patent No. 6,633,851 B1 (“the ‘851 Patent”), which issued October 14, 2003, and, as the owner, is authorized to issue licenses under;

Whereas Licensee intends to develop, sell, install, and service certain above-store reporting products (“the Applicable Products”) that fall within the claims of the ‘851 Patent;

It is hereby agreed that Licensor does grant a non-exclusive license to the Licensee subject to the following terms and conditions:

TERMS OF THE NON-EXCLUSIVE LICENSE

1. Licensee shall be allowed to develop, sell, install, and service certain above-store reporting products (“the Applicable Products”).

“Applicable Products” is defined for purposes of this License Agreement as: those XFormity products and / or services for the restaurant industry that are dependent on the methods defined within the ‘851 patent; products and /or services used to provide the XFormity products and/or services for the restaurant industry that are dependent on methods defined within the ‘851 patent; or products and / or services that are used in conjunction with other products and / or services that are dependent on the methods defined within the ‘851 Patent. The Applicable Products would include but not be limited to: uses of the QSRx above-store reporting product; any new versions, derivatives or additions to this product that fall within the scope of the 851 patent; Accounting Integrations Services for the restaurant industry; and any other products or services that incorporate QSRx within the restaurant industry. Applicable Products shall not include any XFormity products or services outside of the scope of the ‘851 patent. For example, Applicable Products shall not include the following XFormity services: DSL provisioning and installation; Background Checks and reporting (as it does not relate to POS data); Hosted Accounting Packages and services such as Great Plains and/or Dynamics; licensing of XFormity’s core data integration suite currently marketed under the trademark “Qube” where (a) the originating source of the data is not a restaurant, or (b) no reporting related services are involved; and all uses of the QSRx reporting product and/or XFormity Business Intelligence solution for any industry or industry segment where the originating source of the data is not a restaurant.

2. The financial terms of the License Agreement are as follows:

a) XFormity will pay monthly royalty fees to B-50 based on the Gross Revenues of Applicable Products.

b) “Gross Revenues” shall be defined as all revenues collected by XFormity for the provision of products and / or services utilizing the Applicable Products. However, “Gross Revenues” shall not include the sales taxes associated with the acquisition or use of the Applicable Products.

c) The Royalty Fees will be based on the monthly Gross Revenue for Applicable Products according to the following schedule:

1. 0 to $210,000 is 6% of gross monthly revenue for Applicable Products;
2. $210,000 to $420,000 is 6.5% of gross monthly revenue for Applicable Products;
3. $420,000 to $625,000 is 7.0% of gross monthly revenue for Applicable Products;
4. over $625,000 is 7.5% of gross monthly revenue for Applicable Products.

d) Any location which utilized B-50 services after January 1st 2006 and subsequently utilizes Xformity’s Applicable Products will be a Transfer Location. The royalty percentage for all Transfer Locations will be doubled when calculating the monthly royalty for Applicable Products as described in paragraph 1 (above).

e) This License Agreement doesn’t include the licensing of the ‘851 patent for YUM Corporate Restaurant Locations since the royalty for YUM Corporate Restaurant Locations is undefined at this time. Nothing in this License Agreement shall prevent b-50 or XFormity from doing future business with any YUM Corporate Restaurant Location once the royalty for YUM Corporate Restaurant Locations has been defined. Nothing in this License Agreement shall prevent b-50 or XFormity from submitting bids, or otherwise competing to provide services to any YUM Corporate Restaurant Location.

f) For the first two years of the License Agreement, B-50 will accept Xformity common stock in payment of Royalty Fees. The shares will be “restricted securities” within the meaning of Rule 144 of the Securities Act of 1933, as amended. The stock will be issued by the Issue Date to B-50 on a quarterly basis. The amount of XFormity common stock issued will be based on the sum of the calculated royalty fees for each of the previous three months using the schedule in Paragraph 2 (c) above divided by the average daily close of the common stock on the over-the-counter market and quoted on the OTC Bulletin Board for the three month period for which royalties are being paid. The Issue Date will be no later than 30 days after the end of the quarter. If at the end of the first 6 months of this Agreement XFormity does not provide common stock in payment of the Royalty Fees that has been registered for sale under the Securities Act of 1933, as amended, then beginning with the 7th month, XFormity shall pay the Royalty Fees in cash.

g) Royalty payments shall be due every three months commencing the date hereof and shall be payable 30 days after the end of three month period for which they are due.

h) Royalty payments which are made more than 30 days past the due date set forth in Paragraph 2(g) above shall be subject to a one and one half percent (1 ½%) per month finance charge. Failure of the Licensor to exercise the right to collect late fees under this paragraph shall not constitute a waiver of the right to collect late fees.

3. Conditions of Default: The following acts or events shall constitute a material breach of this License Agreement and also a default under this License Agreement, which will give the Licensor the immediate right to terminate the agreement:

a) Late payment of royalties, which default is not cured after 30 days’ written notice;

b) If the Licensee challenges the validity of the License Agreement, or supports, encourages, or assists others to challenge the validity of the license agreement for the duration of the license term. However, Licensee shall not be in default under this provision if Licensee is legally obligated to comply with a court order or subpoena;

c) If the Licensee fails to comply with any obligation set forth in this Agreement, which default is not cured after 30 days’ written notice.

If Licensor terminates the agreement for any reason described in Paragraph 3, Licensee shall no longer have any rights under this Agreement or the ‘851 Patent. If Licensor terminates the agreement for any reason described in Paragraph 3, Licensor will retain all rights in the ‘851 Patent, including the right to enjoin Licensee from infringing the ‘851 Patent.

4. To enable the Licensor to verify the accuracy of the royalty amounts, Licensee shall provide the name(s) of its customers to whom it has sold any Applicable Products to an independent third party selected by Licensor and approved by Licensee, (the “Reporting Agent”). All costs and expenses charged or incurred by virtue of the engagement of such Reporting Agent shall be borne by Licensor, unless the Reporting Agent determines after an audit that royalty payments made by Licensee are deficient by more than 6.5% of all royalty payments due to Licensor. If the Reporting Agent determines a shortfall of greater than 6.5% in the royalty payments, Licensee shall be responsible for any shortfall determined by the Reporting Agent, and shall also pay 50 percent of the Reporting Agent’s fees and expenses. The Reporting Agent shall not disclose to Licensor the identity of Licensee’s customers, but shall disclose all other information necessary to verify the accuracy of the royalty payments. Licensee shall provide and shall authorize the customers to provide the Reporting Agent with documentation of the “Applicable Products” that have been sold. The failure to comply with this term of the agreement is a material breach and shall give the Licensor the right to terminate the agreement. Notwithstanding the foregoing, Licensee shall have no liability and shall not be in default under this License if one or more of its end-users fails or refuses to provide the requested information to the Reporting Agent.

5. XFormity agrees that it shall not challenge the validity of the ‘851 patent, or support, encourage, or assist others to challenge the validity of the license agreement for the duration of the license term. However, Licensee shall not be in default under this provision if Licensee is legally obligated to comply with a court order or subpoena. Licensor represents and warrants to Licensee that it is the sole and exclusive owner of the ‘851 patent. Licensor also represents and warrants that the exercise by Licensee of the right to utilize the ‘851 patent granted herein will not violate or infringe upon the patent rights of any third party.

6. During the term of the License Agreement, XFormity’s customers shall have the right to use the Applicable Products in accordance with the terms of this License Agreement without accusations of patent infringement by B-50. The license granted hereunder is not subject to sub-license, unless the parties hereto otherwise agree in writing. Notwithstanding the preceding sentence, the license is transferable without the consent of B-50 to a third party if XFormity or all of its assets to which this license applies are acquired by that third party, provided that the third party agrees to be bound by the license and assumes XFormity’s obligations thereunder; or if XFormity sells, transfers or assigns to a third party its rights to an Applicable Product provided that in each instance the third party agrees to assume all of XFormity’s obligations under the license with respect to the Applicable Product so transferred.

If a third party attempts to acquire XFormity or all of its assets to which this license applies, or if XFormity attempts to sell, transfer or assign to a third party XFormity’s rights to an Applicable Product, B-50 retains a right of first refusal to acquire XFormity or any of the Applicable Products on the same terms and conditions offered by the third party to prevent the license from being transferred to a competitor of B-50, or any other entity whose business interests are adverse to B-50. If B-50 declines or fails to exercise the right of first refusal within 15 days of receipt of notice, or if it exercises the right and fails to close within 30 days XFormity shall be free to complete the transfer upon the terms and conditions contained in the offer.

7. The License Agreement will be in effect for the duration of the patent term, and any renewal or extension thereof.. The parties agree that the license agreement will terminate if any portion of the ‘851 Patent (with the exception of Claim 5) is determined to be invalid or unenforceable by any federal court during the patent term, in a non-appealable order. In the event that Claim 5 and Claim 5 only is found to be invalid or unenforceable the license agreement shall not terminate. The obligation of Licensee to pay royalties shall be suspended in the event Licensor and/or Licensee is enjoined by a court of competent jurisdiction from utilizing the ‘851 patent. During the period of any such suspension, Licensee shall continue to accrue royalty obligations to the extent that Licensee continues to use the Applicable Products in accordance with this License Agreement. During the period of any such suspension, Licensee shall not pay the accrued royalties to B-50. Licensee’s obligation to pay all royalties, including all royalty obligations accrued during the period of suspension, shall resume immediately if the injunction is dissolved or removed. If the license is terminated for any reason described in this Paragraph, such termination shall not impair or restrict Licensee’s right or ability to commercially utilize any Applicable Products.

8. Licensor makes no representations or warranties of merchantability or fitness for a particular purpose.

9. Licensee shall hold the Licensor harmless for and agrees to defend it in any claims, demands, suits, or actions brought by Licensee's customers or third parties against Licensee and/or Licensor as a result of the purchase and/use of the Applicable Products that were developed, sold, installed, and serviced by Licensee. The indemnity contained herein shall not include a claim or cause of action made by a third party asserting the invalidity of the ‘851 patent, or a claim that the ‘851 patent infringes upon the rights of a third party.

10. During the Term of this Agreement Licensor shall use commercially reasonable efforts at its own cost and expense to maintain in full force and effect and to otherwise protect the ‘851 patent. Licensor will at all times have the right to take whatever steps it deems necessary or desirable, in its sole discretion, to defend all claims that the use of the ‘851 patent infringes the rights of a third party. Licensor will at all times have the right to take whatever steps it deems necessary or desirable, in its sole discretion, to protect the ‘851 patent from all infringement, or other harmful or wrongful activities of third parties.

(i) Licensee will cooperate fully with Licensor, at Licensor’s request and at Licensor’s expense, in the defense and protection of the ‘851 patent. Licensor will be responsible for all reasonable direct out-of-pocket costs and expenses, including reasonable attorneys’ fees, incurred by Licensee. Licensee agrees to execute, at Licensor’s reasonable request, any and all truthful and accurate instruments or documents as may be reasonably necessary or advisable to protect and maintain the interest of Licensor in the ‘851 patent; provided, that the expense of preparing or filing such instruments or documents will be borne by Licensor. Except as described elsewhere in this agreement, Licensee shall have no obligations to clear, register, protect or maintain the ‘851 patent, including, without limitation, ‘851 patent owned by Licensor.

(ii) In the event of institution of any suit against Licensee alleging infringement of any patent of a third party by reason of the use of the ‘851 patent, Licensor agrees, upon written request of Licensee made after institution thereof, to undertake and diligently conduct, at Licensor’s expense, defense of such suit, and to hold Licensee harmless against any judgment or award of damages which result therefrom. Licensee shall render all reasonable assistance to Licensor in connection with any suit to be defended by Licensor under this provision. Licensee shall have the right to be represented therein by advisory counsel of its own choice and at its own expense. Licensor shall have full control of the defense of any such suit, but shall not be free to settle the same without the consent of Licensee if by settlement, Licensee would be obligated to make payments, or if the settlement would impair Licensee's ability to continue its operations in the manner previously conducted.

(iii) If Licensee in good faith believes that Licensor has failed to take any action that, in the exercise of its reasonable business judgment, is necessary to maintain, enforce or protect the ‘851 patent (including, but not limited to, pursuing infringers), then Licensee shall give Licensor Written Notice describing such alleged failure.

(iv) Decisions regarding the conduct of actions involving the protection and defense of the ‘851 patent will be solely in the discretion of Licensor at Licensor’s sole cost and expense; provided, however, that this paragraph 10(iv) shall not be construed to in any way limit or contravene the affirmative covenants of Licensor under paragraphs 10(i) and (ii).

(v). Notice of Infringement. In the event that Licensee learns of an actual or suspected infringement or misuse of the ‘851 patent, or any action disputing Licensor’s ownership of the ‘851 Patent, it shall promptly provide Licensor with a written statement of the facts of the infringement, misuse, opposition or cancellation to the extent known.

11. Licensee agrees that laws of the State of Minnesota shall apply to this License Agreement and that the venue for any legal action arising out of this agreement shall be Hennepin County in Minnesota.

12. Any changes to this License Agreement must be in writing.

13. Licensee shall hold Licensor harmless from any liability or expense in connection with Licensee's manufacture, sale and installation of devices covered by the ‘851 Patent.

14. By granting this license, Licensor is not conveying or selling ownership rights in the ‘851 patent. Licensee acknowledges that it has no ownership rights in the ‘851 patent.

15. Any controversy or claim arising out of or relating to this Agreement, or the breach of the same, shall be settled through consultation and negotiation in good faith and a spirit of mutual cooperation. However, if those attempts fail, each of the parties agrees that any dispute or controversy arising out of or in connection with this Agreement or any alleged breach hereof shall be settled by mandatory binding arbitration in, Minneapolis, Minnesota pursuant to the Commercial Arbitration Rules of the AAA. If the parties cannot jointly select a single arbitrator to determine the matter, one arbitrator shall be chosen by each of b-50 and XFormity (or, if a party fails to make a choice, by the AAA on behalf of such party) and the two arbitrators so chosen will select a third (or, if they fail to make a choice, by the AAA). The decision of the single arbitrator jointly selected by b-50 and XFormity, or, if three arbitrators are selected, the decision of any two of them will be final and binding upon the parties and the judgment of a court of competent jurisdiction may be entered thereon. The arbitrator or arbitrators shall award the costs and expenses of the arbitration, including reasonable attorneys' fees, disbursements, arbitration expenses, arbitrators' fees and the administrative fee of the AAA, to the prevailing party as shall be determined by the arbitrator or arbitrators.”

Dated: January 2, 2007   ______/s/ Bruce Clark___________
Bruce Clark
b-50.com, LLC, Licensor

Dated: January 2, 2007   ______/s/ Chris Ball
Chris Ball
XFormity, Inc., Licensee